SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the securities Exchange Act

                               August 24, 2000
                                Date of Report
                      (Date of Earliest Event Reported)

                              Medi-Hut Co., Inc.
            (Exact Name of Registrant as Specified in its Charter)

                            1935 Swarthmore Avenue
                          Lakewood, New Jersey 08701
                   (Address of principal executive offices)

                                (732) 901-0606
                        Registrant's telephone number

Delaware                         000-27119                   222-436-721
(State or other          (Commission File Number)         (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation)

ITEM 5: OTHER EVENTS.

     MidWest First Financial, Inc. has exercised its right to withdraw its offer to buy 500,000 units per the Unit Purchase Agreement dated April 16, 2000. Each unit consisted on one common share and one warrant to purchase one common share. As a result of this event, we will not receive proceeds of $1.5 million which we hoped to obtain from this private placement.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Medi-Hut Co., Inc.


     /s/ Joseph Sanpietro                     8/24/00
By: _____________________________  Date: _________________________________
    Joseph Sanpietro, President